UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2010

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 29, 2010 (the “Effective Date”), Ramco-Gershenson Properties, LP (the “Company”), the operating partnership of Ramco-Gershenson Properties Trust (the “Registrant”), executed a Bridge Loan Agreement (the “Agreement”) with Key Bank National Association (the “Lender”) under which the Company borrowed Thirty Million Dollars ($30,000,000) from Lender (the “Loan”) for a period of 120 days.   The Loan is evidenced by separate promissory notes and secured by mortgages or equity interests in three properties.  In addition, Ramco-Gershenson Properties Trust guarantees the loan.

Under the Agreement, each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is repaid or is converted to a LIBOR Rate Loan at a rate per annum equal to the sum of the Base Rate plus one and one quarter percent (1.25%).  “Base Rate” is defined as the greater of (a) the variable annual rate of interest announced from time to time by the Lender as its “prime rate” or (b) one-half of one percent (0.5%) above the Federal Funds Effective Rate (rounded upwards, if necessary, to the next one-eighth of one percent).   Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such LIBOR Rate Loan is repaid or is converted to a Base Rate Loan at the rate per annum equal to the sum of three and one-half percent (3.50%) plus the LIBOR Rate determined as published by Thompson Reuters for such Interest Period.  All outstanding principal and accrued interest shall be due and payable at the maturity date of April 29, 2011.  The Agreement contains such other terms, conditions, covenants, representations, and warranties that are customary and typical for property-secured bank loans.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01

Item 8.01	Other Events.

On the Effective Date and in connection with the completion of the Loan transaction, the Company purchased a shopping center located in Waukesha, Wisconsin, a suburb of Milwaukee.

A copy of the Press Release related to the acquisition is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Ramco-Gershenson Properties Trust, dated December 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date:	December 30, 2010	By:	/s/ Gregory R. Andrews

Gregory R. Andrews
Chief Financial Officer & Secretary

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